Exhibit 23.6

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-08609, 333-115054, and 333-117791 on Form S-8 and Nos. 333-156872 and 333-115975 on Form S-3 of Green Bankshares, Inc. of our report dated March 31, 2011 on the consolidated financial statements of TIB Financial Corp., which is also incorporated by reference in this Current Report on Form 8-K/A of Green Bankshares, Inc.

/s/ Crowe Horwath LLP

Fort Lauderdale, Florida

November 17, 2011